Exhibit 32.1

SECTION 1350 CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), David DeWalt, Chief Executive Officer of Documentum, Inc. (the “Company”), and Mark Garrett, Chief Financial Officer of the Company, each hereby certify that, to the best of their knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2003, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 10th day of November, 2003.

/s/ David DeWalt	/s/ Mark Garrett

David DeWalt	Mark Garrett
Chief Executive Officer	Chief Financial Officer

*     This certification “accompanies” the Periodic Report to which it relates, it is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Period Report), irrespective of any general incorporation language contained in such filing.

*     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Documentum, Inc. and will be retained by Documentum, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

45